UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2013

FRAC WATER SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-156480	26-1973257
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1266 1ST Street, Suite 4
Sarasota, FL 34236
(Address and telephone number of principal executive offices)

#149, 19744 Beach Boulevard
Huntington Beach, CA 92648
(Former name and address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Joint Venture Agreement

On October 10, 2013, we entered into a Joint Venture Agreement (the “JV Agreement”) with Produced Water Solutions, Inc., a Colorado corporation (“PWS”) in the business of providing economically and environmentally sound solutions for the treatment and recycling of wastewater resulting principally from oil and gas exploration and production activities (the “Business”). The JV Agreement is intended to enable us to engage in and commence activities involving the Business. In furtherance thereof, pursuant to the JV Agreement, PWS has provided us with three prospective Business projects (the “Projects”) and agreed to provide us with consulting services with respect to all aspects of the Projects and certain additional Business projects that we may subsequently determine to pursue (the “Additional Projects”). The consulting services to be provided by PWS include designation of a qualified project manager (the “Project Manager”) for each of and up to three Projects and Additional Projects that we determine to pursue (the “Accepted Projects”). The consulting services of PWS, including the services to be performed by the Project Manager (collectively, the “Services”), include the direct oversight needed to undertake and complete the Accepted Projects as well as the following:

•	Provide assistance with Project diligence;

•	Project budget preparation and management;

•	Equipment pricing, specification and sourcing;

•	Sub-contractor identification and management;

•	Preparation of an operating plan;

•	System implementation and functional testing; and

•	Operational oversight.

We have agreed to accept at least one of the Projects (the “Guaranteed Project”) and have been granted a right of first refusal until December 31, 2013 with respect to the two other Projects. We have until December 8, 2013 to determine which of the Projects to accept as the Guaranteed Project. In connection with such determination, we shall perform, with the assistance of PWS, legal, technical and financial due diligence.

During the term of the JV Agreement, PWS may, in its sole discretion, also present us with additional projects (each, an “Additional Project”) for our consideration by delivering to us, in each case, a project description including a 24 month budget, projected project economics, a list of required equipment and the estimated cost thereof, a description of customer commitments required to meet financial pro-formas, and an operating plan. Until the earlier of December 31, 2013, or the acceptance by us of three projects presented by PWS (including either Projects or Additional Projects), we may acquire an interest in any Additional Project presented by PWS under the same terms and conditions as specified herein for acquisition of Projects other than the Guaranteed Project.  After the earlier of December 31, 2013 or the acceptance by us of three projects presented by PWS, whether they be Projects or a combination of Projects and Additional Projects, the terms and conditions under which we may engage PWS to provide consultation and assistance on Additional Projects will be negotiated by us and PWS on a case by case basis.

All Accepted Projects, at the point of written acceptance by us, will have in place all required contracts, leases, permits, licenses, waivers, authorizations, consents, assignments and approvals necessary for the commencement of the project. PWS will assist us in the creation of a project plan for each Accepted PWS Project, which shall include projections and a proposed budget. We may independently locate projects and may, but have no obligation to, engage PWS to provide consulting services for such projects in our sole discretion.  The terms of any such engagement will be negotiated by us and PWS on a case by case basis.

In consideration for the Services, we have agreed to pay PWS a Monthly Project Cash Fee, a Cash Bonus Payment, FWSI Stock Options and Net Income Payments.

Monthly Project Cash Fees.

We agreed to pay PWS for Services performed, which includes the Services of the Project Manager, at a rate of $10,000 per month for the Guaranteed Project.  The initial monthly project cash fee payment for the Guaranteed Project was paid on October 15, 2013. Subsequent monthly payments are due and payable on or before the 15th of each month through the term of the JV Agreement. In the event we elect to accept additional projects, we will pay PWS for Services at a rate of $5,000 per month for each of such Accepted Projects. At such time, if ever, that a combination of three Projects  (including the Guaranteed Project) and Additional Projects have been accepted, the monthly cash fees due and payable by us for any Project or Additional Project we thereafter accept, will be negotiated and agreed upon by us and PWS on a case by case basis.

Bonus Payments.

We agreed to pay PWS a cash bonus of $50,000 for the Guaranteed Project and for each of the other Projects and Additional Projects accepted by us up to a maximum of three projects (including the Guaranteed Project). The cash bonus due and payable with respect to the Guaranteed Project was paid on October 15, 2013. At such time, if ever, that a combination of three Projects (including the Guaranteed Project) and Additional Projects have been accepted by us, the cash bonus, payable by us with respect to any Projects or Additional Projects thereafter accepted by us, will be negotiated and agreed upon by us and PWS on a case by case basis.

Stock Options.

We agreed to issue 250,000 stock options to PWS for the Guaranteed Project. Until such time, if ever, that a combination of three Projects (including the Guaranteed Project) and Additional Projects have been accepted, we will also issue 250,000 stock options to PWS for each of the Projects and Additional Projects accepted by us.

Net Income Payments.

We agreed to pay PWS ten percent of the “Net Income” achieved by us during the term of the JV Agreement from the Guaranteed Project and from each of the other Projects and Additional Projects accepted by us up to a maximum of three projects (including the Guaranteed Project). Such payments will be made quarterly as projects begin operation.

Termination.

The JV Agreement (and our obligation to make payments to PWS) terminates immediately on the earlier of (a) December 31, 2014, (b) upon PWS giving us sixty calendar days’ prior written notice of termination; (c) upon our giving PWS thirty calendar days prior written notice of termination, or (d) at any time, with no notice, upon which we terminate this Agreement for “Cause”.  This Agreement may be renewed by us and PWS for periods subsequent to December 31, 2014 by mutual agreement on terms to be negotiated.

In the event the JV Agreement is terminated for Cause, we have no obligation to make payments to PWS, except as otherwise required by law, for periods after the JV Agreement is terminated on account of the termination of PWS for Cause, except for PWS’s then applicable fees earned and accrued through the date of such termination. Further, if the Agreement is terminated for Cause, all unvested stock options will be cancelled.

Other Provisions.

The JV Agreement also contains customary provisions respecting project confidentiality, non-solicitation and competition.

The foregoing description of the JV Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the JV Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Settlement Agreement and Mutual Release.

On October 10, 2013, we entered into a Settlement Agreement and Mutual Release (the “Settlement Agreement”) with Produced Water Solutions, Inc. (“PWS”) and Montrose Capital Limited (“Montrose”) related to the termination of a June 13, 2013 Term Sheet (the “Term Sheet”) among us, PWS and Montrose. The Term Sheet contemplated a $250,000 bridge financing for PWS involving the sale of $250,000 in principal amount of secured convertible promissory notes of PWS (the “PWS Notes”) and a subsequent reverse triangular merger (the “Merger”) among us, PWS and the shareholders of PWS in which PWS would become a wholly-owned subsidiary of ours. PWS is engaged in the business of providing economically and environmentally sound solutions for the treatment of recycling wastewater resulting principally from oil and gas exploration and production activities (the “Business”). On July 1, 2013 the $250,000 bridge financing was completed and the PWS Notes were issued. The Notes were subject to mandatory conversion at the effective time of the Merger into securities of ours. The parties to the Settlement Agreement subsequently determined not to proceed with the Merger, choosing instead to have us engage directly in the Business pursuant to a Joint Venture Agreement under which PWS would provide us with consulting services and Business projects. The October 10, 2013 Joint Venture Agreement discussed above was the result thereof.

As part of the Settlement Agreement, the parties agreed to terminate the Term Sheet, a related Mutual Confidentiality, Non-Disclosure and Non-Circumvention Agreement (the “NDA”) and all other agreements among the parties related to the Term Sheet and NDA. They also agreed that upon execution of the JV Agreement and in consideration of the Guaranteed Project, as such term is defined above under the heading “Joint Venture Agreement”, $100,000 in principal and all accrued interest due on the PWS Notes would be converted into one year 10% senior convertible notes of ours (the “FWSI Notes”). The Settlement Agreement further provided that upon our acceptance, if ever, of a second project pursuant to the JV Agreement, $75,000 in principal and all accrued interest due on the PWS Notes would be converted into FWSI Notes and that upon our acceptance, if ever, of a third project pursuant to the JV Agreement, the remaining $75,000 in principal and all accrued interest due on the PWS Notes would be converted into FWSI Notes. The holders of the PWS notes entered into a similar Settlement Agreement and Mutual Release with PWS in which, among other things, they agreed to the conversion of the PWS Notes into FWSI Notes on the terms stated above.

On October 15, 2013 we closed on the sale of $500,000 in principal amount of FWSI Notes and converted $100,000 in principal amount of PWS Notes, together with accrued interest due thereon, which was convertible as the result of the Guaranteed Project into additional FWSI Notes.

The foregoing description of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Settlement Agreement, which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

Smith Employment Agreement.

On October 10, 2013, we entered into a three year Employment Services Agreement (the “Employment Agreement”) with Nadine C. Smith, pursuant to which she will serve as our President, Chief Executive Officer and Chairman. She will earn an initial base annual salary of $120,000 which will be increased to $180,000 at such time that we deploy equipment to field operations and to $240,000 at such time that our cash flow, in the reasonable judgment of our Board of Directors, can sustain the salary increase. She is entitled to receive annual bonuses in amounts up to 100% of her base annual salary based upon achievement of budget and operational milestones as approved by our Board of Directors. In connection with her appointment, Ms. Smith purchased 20,000,000 shares of our common stock at a price of $0.01 per share for an aggregate of $200,000. Ms. Smith is also entitled to receive stock options under our 2013 Equity Incentive Plan at such times and in such amounts as determined by our Board of Directors.

In the event of Ms. Smith’s Permanent Disability, as such term is defined in the Employment Agreement, or if Ms. Smith’s employment is terminated by us for a reason other than Cause, as such term is defined in the Employment Agreement, or by Ms. Smith for Good Reason, as such term is defined in the Employment Agreement, and subject to Ms. Smith's compliance with other terms of the Employment Agreement, then we will pay her a severance amount equal to her base annual salary. In the event of termination by us without Cause or by Ms. Smith for Good Reason, Ms. Smith will also be entitled to receive a pro rata portion of her annual bonus to the extent established milestones for the payment thereof are achieved.

In the event of Ms. Smith’s death or if Ms. Smith’s employment is terminated by us for Cause or if Ms. Smith voluntarily terminates the Employment Agreement, we will have no obligation to make payment to her under the Employment Agreement subsequent to such termination except for the payment of base annual salary accrued through the date of termination.

The Employment Agreement contains non-competition, non-solicitation and confidentiality covenants of Ms. Smith.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Employment Agreement, which is filed as Exhibit 10.3 hereto and incorporated herein by reference.

Tinter Consulting Agreement.

On October 15, 2013, we entered into a Consulting Agreement with Arnold Tinter (the “Consulting Agreement”) pursuant to which Mr. Tinter will serve as our Chief Financial Officer, Treasurer and Secretary on an independent contractor basis. Either party may terminate the Consulting Agreement upon 30 days advance notice. The Consulting Agreement has a term of 12 months which will be automatically renewed for an additional 12 month period unless terminated prior to the end of the initial term by either party. The services to be provided by Mr. Tinter include, but are not limited to, the following:

•	Oversight and maintenance of our financial books and records, including the general ledger;

•	Preparation of annual cash projections (with the support of management) for review by our Board of Directors;

•	Preparation of monthly internal financial statements for review and distribution to our management and Board of Directors;

•	Preparation of quarterly financial statements and supporting documentation for review by our auditor, together with coordination of the quarterly review of our financial statements by the auditor;

•	Preparation of annual financial statements and supporting documentation in connection with the annual audit, together with coordination of the annual audit with our auditors;

•	Assistance in review and preparation of forms 10-Q and 10-K, and any other required filings with the Securities and Exchange Commission;

•	Assistance in review and preparation of private placement or other financing documentation, as needed; and

•	Accounting software selection and integration, as needed, to provide management with internal operating and financial data on a timely basis.

In connection with the Consulting Agreement, we are paying Mr. Tinter at the annual rate of $60,000 payable in equal monthly installments. We also granted him 175,000 non-statutory stock options exercisable, upon vesting, at a price of $0.01 per share (see “Item 3.02 Unregistered Sales of Equity Securities”).

The Consulting Agreement contains non-compete and non-disclosure covenants of Mr. Tinter and a mutual indemnification provision. It also contains a separate Confidentiality Agreement which contains confidentiality covenants of Mr. Tinter.

The foregoing description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Consulting Agreement, which is filed as Exhibit 10.4 hereto and incorporated herein by reference.

2013 Equity Incentive Plan.

On October 15, 2013, our Board of Directors approved the Frac Water Systems, Inc. 2013 Equity Incentive Plan (the “2013 Plan”). A total of 7,500,000 shares of our common stock are reserved for issuance in connection with awards granted under the 2013 Plan. A maximum of 2,500,000 shares may be granted during the first twelve months of the 2013 Plan. If an award granted under the 2013 Plan expires, terminates, is unexercised or is forfeited, or if any shares are surrendered to us in connection with an award, the shares subject to such award and the surrendered shares will become available for further awards under the 2013 Plan. Shares issued under the 2013 Plan through the settlement, assumption or substitution of outstanding awards or obligations to grant future awards as a condition of acquiring another entity are not expected to reduce the maximum number of shares available under the 2013 Plan. In addition, the number of shares of common stock subject to the 2013 Plan and the number of shares and terms of any incentive award are subject to adjustment in the event of any stock dividend, spin-off, split-up, stock split, reverse stock split, recapitalization, reclassification, merger, consolidation, liquidation, business combination or exchange of shares or similar transaction.

The compensation committee of the Board, or the Board in the absence of such a committee, will administer the 2013 Plan and grants made thereunder. Subject to the terms of the 2013 Plan, the compensation committee has complete authority and discretion to determine the terms of awards under the 2013 Plan. Any officer or other employee of ours or our affiliates, or an individual that we or our affiliate has engaged to become an officer or employee, or a consultant or advisor who provides services to us or our affiliates, including a non-employee director of the Board, is eligible to receive awards under the 2013 Plan.

The 2013 Plan authorizes the grant to eligible recipients of nonqualified stock options, incentive stock options, restricted stock awards, restricted stock units, performance grants intended to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and stock appreciation rights (“SARs”) as described below:

•
Options granted under the 2013 Plan entitle the grantee, upon exercise, to purchase a specified number of shares from us at a specified exercise price per share. The exercise price for shares of our common stock covered by an option cannot be less than the fair market value of our common stock on the date of grant unless agreed to otherwise at the time of the grant. Such awards may include vesting requirements.

•
Restricted stock awards and restricted stock units may be awarded on terms and conditions established by our compensation committee, which may include performance conditions for restricted stock awards and the lapse of restrictions on the achievement of one or more performance goals for restricted stock units.

•
The compensation committee may make performance grants, each of which will contain performance goals for the award, including the performance criteria, the target and maximum amounts payable, and other terms and conditions.

•	Stock awards are permissible. The compensation committee will establish the number of shares of common stock to be awarded and the terms applicable to each award, including performance restrictions.

•
SARs, entitle the participant to receive a distribution in an amount not to exceed the number of shares of common stock subject to the portion of the SAR exercised multiplied by the difference between the market price of a share of common stock on the date of exercise of the SAR and the market price of a share of common stock on the date of grant of the SAR.

The 2013 Plan has yet to receive stockholder approval. Any awards of incentive stock options prior to such stockholder approval shall be conditioned on such approval and if such approval is not obtained by October 15, 2014, which is 12 months after the date of Board approval, such options shall be treated as non-incentive options.

Our Board of Directors or if then in place, the compensation committee of our Board of Directors, may amend, suspend or terminate the 2013 Plan without stockholder approval or ratification at any time or from time to time. No change may be made by our Board of Directors that increases the total number of shares of our common stock reserved for issuance under the 2013 Plan or reduces the minimum exercise price for options or exchange of options for other incentive awards. Unless sooner terminated, the 2013 Plan terminates ten years after the date on which it was adopted.

The foregoing description of the 2013 Plan does not purport to be complete and is qualified in its entirety by reference to the complete text of the 2013, which is filed as Exhibit 10.6 hereto and incorporated herein by reference.

Share Cancellation Agreement.

On October 10, 2013, we entered into a Share Cancellation Agreement with each of Fadi Zeidan, our former President, Secretary and Treasurer, and a former Director of ours, and Ufuk Turk, a former Director of ours (each, a “Share Cancellation Agreement”), pursuant to which, in consideration for the agreement by our new management for us to retain the existing liabilities of the business, and in an effort to enhance our ability to proceed with the implementation of our new business plan, Mr. Zeidan and Mr. Turk delivered to us an aggregate of 200,000,000 shares of common stock of ours for cancellation.  In addition, pursuant to the Share Cancelation Agreements, Mr. Zeidan and Mr. Turk released us from any claims they might have had against us.

The foregoing description of the Share Cancellation Agreements does not purport to be complete and is qualified in its entirety by reference to the complete text of the Share Cancellation Agreements, which are filed as Exhibits 10.7 and 10.8 hereto and incorporated herein by reference.

Item 2.03  Creation of a Direct Financial Obligation of an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the disclosure set forth under Item 1.01 above, which disclosure is incorporated herein by reference.

On October 15, 2013, we closed on the sale of an aggregate of $500,000 in principal amount of FWSI Notes to two investors.  In addition, as of October 15, 2013, $100,000 in principal and all accrued interest due on the PWS Notes was converted into FWSI Notes. The FWSI Notes have a stated maturity date of October 15, 2014.  The principal bears interest at a rate of 10% per annum, which is also payable on maturity.  Upon the maturity of the FWSI Notes, by acceleration or otherwise, interest on unpaid amounts shall thereafter be payable at the default interest rate of 15% per annum, until the obligations are paid in full.  We may from time-to-time prepay any amount due under the FWSI Notes, in whole or in part, without penalty.  The principal amount of the FWSI Notes, and any accrued and unpaid interest thereon, may be converted into shares of our common stock at a conversion rate to be agreed upon by us and the holders of the FWSI Notes (the “Holders”).  Upon the occurrence of an “Event of Default” under the terms of the FWSI Notes, the entire unpaid principal balance of the FWSI Notes, together with any accrued and unpaid interest thereon, shall become due and payable, without any action by the Holders.  So long as the FWSI Notes are outstanding, we may not incur any indebedtness that ranks senior in priority to, or pari passu with, the obligations under the FWSI Notes, except indebtedness created as a result of a subsequent financing if the gross proceeds to us from such financing are equal to or greater than the aggregate principal amount of the FWSI Notes and the FWSI Notes are repaid in full upon the closing of such financing.The foregoing description of the terms of the FWSI Notes does not purport to be complete and is qualified in its entirety by reference to the complete text of the FWSI Notes, the form of which is filed as Exhibit 4.1 hereto and incorporated herein by reference.

Item 3.02  Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth under Item 1.01 above, which disclosure is incorporated herein by reference.

In connection with Nadine C. Smith’s October 10, 2013 engagement as our President, Chief Executive Officer and Chairman we issued and sold 20,000,000 shares of our common stock to Ms. Smith at a price of $0.01 per share for gross proceeds of $200,000.

In connection with the October 15, 2013 engagement of Stuart A. Sundlun as a Director, we issued and sold 500,000 shares of our common stock to Mr. Sundlun at a price of $0.01 per share for gross proceeds of $5,000.

In connection with the October 15, 2013 engagement of Charles Watson as a Director, we issued and sold 2,000,000 shares of our common stock to Mr. Watson at a price of $0.01 per share for gross proceeds of $20,000.

In connection with Arnold Tinter’s October 15, 2013 engagement as our Chief Financial Officer, Secretary and Treasurer we granted and issued 175,000 non-statutory stock options to Mr. Tinter under our 2013 Equity Incentive Plan. The options have a term of ten years and are exercisable, upon vesting, at an exercise price of $0.01 per share. They vest ratably in arrears over four quarterly periods with the initial vesting date being January 10, 2014 and the subsequent vesting dates being April 10, 2014, July 10, 2014 and October 10, 2014. In the event the engagement of Mr. Tinter is terminated by us or Mr. Tinter, any unvested options at the time of termination will be cancelled and any vested options at the time of termination will be cancelled 90 days after the date of termination.

All of the foregoing issuances of securities were made in reliance on Section 4(2) of the Securities Act of 1933, as amended.

Item 5.01  Changes in Control of Registrant.

Reference is made to the disclosure set forth under Item 1.01 above, which disclosure is incorporated herein by reference.

On October 10, 2013, we sold Nadine Smith, our President and Chief Executive Officer, and the Chairman of our Board of Directors, 20,000,000 shares of our common stock for an aggregate purchase price of $200,000.  The purchase of these shares was made in conjunction with Ms. Smith’s appointment as an officer and director of ours.  Ms. Smith has advised us that the source of funds for the purchase was her personal finances.  The shares constitute “restricted securities” within the meaning of Rule 144 of the Securities Act of 1933, as amended, and may not be sold, pledged, or otherwise disposed of by the Ms. Smith without restriction under the Securities Act and applicable state securities laws.

In addition, as of October 10, 2013, Fadi Zeidan and Ufuk Turk delivered to us an aggregate of 200,000,000 shares of common stock of ours for cancellation. The cancellation of these shares was made in conjunction with Mr. Zeidan’s resignation as an officer and director of ours, and Ufuk Turk’s resignation as a director of ours.

As of the date of this report, we have 43,000,000 shares of common stock issued and outstanding.  The 20,000,000 shares purchased by Ms. Smith represent approximately 46.8% of our common equity.

As a result of the transactions described above, there was a change of control of our company. We were a shell company immediately before the change of control, and remain a shell company following the change of control.  The disclosure required by Item 5.01(a)(8) of Form 8-K was previously filed with the SEC in our Registration Statement on Form S-1, filed on December 21, 2008, as amended on January 26, 2009 and February 5, 2009, as supplemented and updated by: (a) our Annual Report on Form 10-K, filed on December 26, 2012; (b) our Quarterly Report on Form 10-Q filed on January 25, 2013; (c) our Quarterly Report on Form 10-Q filed on May 10, 2013; (d) our Quarterly Report on Form 10-Q filed on July 29, 2013; (e) our Current Report on Form 8-K filed September 5, 2013; (f) our Current Report on Form 8-K filed September 13, 2013; and (e) the information contained in this report.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 10, 2013, our Board of Directors increased the size of the Board from two to three members and appointed Nadine C. Smith to fill the vacancy created thereby and to serve in the capacity of Chairman.

On October 10, 2013, Fadi Zeidan resigned as our Chief Executive Officer, Chief Financial Officer, President, Secretary and Treasurer and as a member of our Board of Directors.  As a result of Mr. Zeiden’s resignation, he has relinquished his roles as our “Principal Executive Officer” and “Principal Financial Officer” for SEC reporting purposes.

On October 10, 2013, Ufuk Turk resigned as a member of our Board of Directors.

The resignations of Messrs. Zeidan and Turk were not the result of any disagreements with us on any matter relating to our operations, policies or practices.

Effective October 10, 2013, Ms. Smith was appointed as our Chief Executive Officer and President to fill the vacancies in those positions created by the resignation of Fadi Zeidan.

On October 15, 2013, Arnold Tinter was appointed as our Chief Financial Officer, Treasurer and Secretary through an October 15, 2013 Consulting Agreement between us and Mr. Tinter.

For SEC reporting purposes, Ms. Smith was designated as our “Principal Executive Officer” and Mr. Tinter was designated as our “Principal Financial Officer”.

On October 15, 2013 Charles Watson and Stuart A. Sundlun were appointed to our Board of Directors through Letter Agreements between us and Messrs. Watson and Sundlun, to fill the vacancies created by the Zeidan and Turk resignations.

There are no arrangements or understandings between any of our newly-appointed officers or directors and any other person pursuant to which they were appointed as officers or directors of ours.  In addition, there are no family relationships between any of our newly-appointed officers or directors and any of our other officers or directors.  Further, except as otherwise disclosed in this report, there are no transactions since the beginning of our last fiscal year, or any currently proposed transaction, in which we are a participant, the amount involved exceeds $120,000, and in which any of our newly-appointed officers or directors had, or will have, a direct or indirect material interest.

Set forth below is the business experience of our newly appointed officers and directors during the past 5 years or more:

Nadine C. Smith, 56, was appointed as our Chief Executive Officer, President and Chairman on October 10, 2013. Ms. Smith has been actively engaged in the energy sector for more than thirty years in a variety of executive, managerial and financial capacities. Most recently, she has served as director and the Chairman of the Board of Directors of La Cortez Energy, Inc., a publicly held company engaged in oil and gas exploration, since February 7, 2008 and as the President since July 31, 2012. Since October 2012 Ms. Smith has served as a director and Chairman of the Audit Committee of Aly Energy Services, Inc. From November 2008 to May 2011, Ms. Smith served as a director of WaferGen Bio-systems, Inc., a publicly held company engaged in the development, manufacture and sales of systems for gene expression, genotyping and stem cell research. Ms. Smith has previously served as a founding director of Gran Tierra Energy, Inc., an oil and gas exploration and production company operating in South America, Patterson-UTI Energy Inc., American Retirement Corporation and Loreto Resources Corporation, all public companies. Ms. Smith received a Bachelor of Arts degree in economics from Smith College and a Master of Business Administration degree from Yale University.

Arnold Tinter, 68, was appointed as our Chief Financial Officer, Secretary and Treasurer on October 15, 2013. Mr. Tinter founded Corporate Finance Group, Inc., a consulting firm located in Denver, Colorado, in 1992, and is its President. Corporate Finance Group, Inc. is involved in financial consulting in the areas of strategic planning, mergers and acquisitions and capital formation. He provides Chief Financial Officer (“CFO”) services to a number of public companies, including Frac Water Systems Inc., Barfresh Food Group Inc., (“Barfresh”) and LifeApps Digital Media Inc. (“LifeApps”). Mr. Tinter is also a Director of Barfresh and LifeApps.  During the period from 2010 to 2012 Mr. Tinter provided CFO services to Agrisolar Solutions Inc., T.O Entertainment Inc., and Arvana Inc. From 2006 to 2010 he has provided CFO services to Spicy Pickle Franchising, Inc., a public company, where his responsibilities included oversight of all accounting functions, including SEC reporting, strategic planning and capital formation. Prior to 2006 Mr. Tinter served in various capacities in both private and public companies including Chief Executive and Chief Financial Officer positions. Mr. Tinter served in the United States Army as an infantry officer and is a Vietnam veteran. Mr. Tinter received a B.S. degree in Accounting in 1967 from C.W. Post College, Long Island University, and is licensed as a Certified Public Accountant in Colorado.

Charles Watson, 59, was appointed as a member of our board of directors on October 15, 2013. Mr. Watson has an extensive background in both operational management and major project delivery, having spent 29 years with Royal Dutch Shell PLC (“Shell”).  At Shell he held a number of senior executive positions throughout the world, culminating in his appointment, in May 2009, as Executive Vice President covering Russia and the Caspian Region, including oversight of Shell’s activities in Kazakhstan, Chairman of Shell Russia and Chairman of the board of directors of Sakhalin Energy Investment Company, positions he held through mid-2011.  Prior to this, beginning in 2007, he was Executive Vice President of Shell Energy Europe accountable for Shell's gas, power and renewables businesses in Europe.  Since leaving Shell, Mr. Watson has primarily focused on serving on the boards of several companies.  In August 2011, he was appointed a non-executive Director of Kazakhmys PLC, a UK FTSE listed mining company, where he is chair of the HSE Committee and member of the Audit and remuneration committees.  In June 2012, Mr. Watson became a Non-Executive director of Taipan Resources Inc., an exploration company operating in Kenya, listed on the Canadian TSX market.  In June 2012, he was appointed as a non-executive Director of Bashneft, a vertically integrated oil company operating principally in Russia, where he is a member of the Audit, HSE, and Strategy committees.  After receiving a degree in Civil Engineering from London University in 1976, Mr. Watson spent 5 years in the construction divisions of Bechtel Corporation, serving in Algeria and Saudi Arabia.  Following his time at Bechtel Corporation, he obtained an MBA from INSEAD in France in 1982.

Stuart A. Sundlun, 60, was appointed as a Director on October 15, 2013. Mr. Sundlun is Vice Chairman of the BMB Group Ltd, a firm focused on global private equity opportunities which he helped organize in 2006. Additionally, since 2012 he has served as Chairman of Adaptive Technology International LLC, a corporation which develops business opportunities worldwide for selective disruptive technologies in the clean energy sector.

Since 2006, Mr. Sundlun has served on the board of Aurado Energy LLC, a public company with oil and gas interests in Kazakhstan. Additionally, Mr. Sundlun was a founding member in 2012 of Broadway Resources LLC, a private company currently drilling for oil in the Permian Basin in Texas. He structured the investment in and served as a board member of South Oil Corporation, an oil exploration company focused in the Astrakhan region in Russia from 2005 until its sale in 2011.

Since 2000, he also has been a Senior Advisor to Triago SA, a Paris-based placement agent for private equity funds and secondary fund limited partnership interests. Since 2007, Mr. Sundlun has been a member of the Advisory Board of Charitybuzz.com, a leading provider of online auction services for not-for-profits and corporations seeking to expand their social responsibility activities and on the Board of Directors of Whitewall Inc., a leading magazine on contemporary art.

Mr. Sundlun was a co-founder and served on the Board and Investment Committee of the Dignity Fund L.P. which made loans to microfinance organizations worldwide from 2006-2011.

Previously he was a Managing Director of Global Emerging Markets from 1994 to 2006, a firm which invested in emerging public and private companies worldwide and an investment banker in corporate finance at Lehman Brothers. Mr. Sundlun began his finance career at Chase Manhattan Bank where he was the Mexican Liason Officer at Chase Manhattan Bank after completing the Credit Training Program.

Since 2011, Mr. Sundlun has been a member of the Executive Committee of The Common Good, a New York based not-for-profit organization which organizes discussions of leading political issues, both domestic and international with significant policy and opinion makers of all political persuasions.  Additionally, in 2013 he joined the board and became treasurer of The Art Production Fund, a not-for-profit aimed at bringing the works of leading artists to the public.

Mr. Sundlun holds an MBA in finance from the Columbia University Graduate School of Business and a BA, cum laude, in international relations from Harvard University. After Harvard he was awarded a Rotary Club Fellowship and spent one year at La Pontiifca Catolica in Lima, Peru. During this period, he also served as a Special Assistant to the Secretary General of the Organization of American States at the Sixth and Seventh General Assemblies of the OAS.

Item 9.01  Financial Statements and Exhibits.

(a)  Financial statements of business acquired.

Not applicable.

(b)  Pro forma financial information.

Not applicable.

(d)  Exhibits

Exhibit Number	Description

4.1	Form of Registrant’s 10% Senior Convertible Promissory Note
10.1	Joint Venture Agreement dated October 10, 2013 between Registrant and Produced Water Solutions, Inc.
10.2	Settlement Agreement and Mutual Release dated October 10, 2013 among Registrant, Produced Water Solutions, Inc. and Montrose Capital Ltd.
10.3	Employment Agreement dated October 10, 2013 between Registrant and Nadine C. Smith
10.4	Consulting Agreement dated as of October 15, 2013 between Registrant and Arnold Tinter
10.5	Form of Engagement Agreement between Registrant and proposed members of Registrant’s Board of Directors
10.6	Form of Registrant’s 2013 Equity Incentive Plan
10.7	Share Cancellation Agreement dated October 10, 2013 between Registrant and Ufuk Turk
10.8	Share Cancellation Agreement dated October 10, 2013 between Registrant and Fadi Zeidan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRAC WATER SYSTEMS, INC.

Dated: October 17, 2013	By:	/s/ Nadine C. Smith
	Name:	Nadine C. Smith
	Title:	President